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                                                                    EXHIBIT 10.3

                            SECOND AMENDMENT TO LEASE

      THIS SECOND AMENDMENT TO LEASE is made and entered into as of the 6th day of October, 2000 by and between COPLEY PLACE ASSOCIATES, LLC, a Delaware limited liability company (the "Landlord"), and DIGITAS LLC (the "Tenant").

      Reference is made to the following:

      A. That certain lease dated as of March 3, 2000 by and between Landlord, as the "Landlord" therein named, and Tenant, as the "Tenant" therein named as amended by First Amendment to Lease dated June 15, 2000, (the "Lease"), relative to premises consisting of approximately 23,554 rentable square feet of space on the Fifth Floor of Four Copley Place, Boston, Suffolk County, Massachusetts (the "Premises"); and

      B. Effective November 1, 2000, the size of the Premises shall increase from that set forth in the Lease by reason of the addition thereto of the Seventh Floor of Four Copley Place; and

      C. The parties now wish to amend the Lease as hereinafter set forth to modify the Lease as to the area constituting the Premises as well as the Rent and other provisions affected by the change in such area and to make certain other changes to the Lease agreed upon by the Landlord and Tenant incident to the change in the Premises.

      NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

      1. As of the Effective Date, the Lease is hereby amended to extend the Termination Date of the Lease to December 31, 2005, unless sooner terminated as provided in the Lease.

      2. As of the Effective Date, the Premises shall be increased by the addition thereto of 25,955 rentable square feet on the Seventh Floor of Four Copley Place ("Space B") which shall be delivered to Tenant in an "As-Is" Condition and accordingly the Lease is hereby amended, as of the Effective Date, to increase the Premises by the addition of Space B so that the section captioned "Premises" under Paragraph I of the Lease shall, as of the Effective Date, read in its entirety as follows:

      Those portions of the Office Section designated on the plan attached hereto as Exhibit A and commonly described as approximately 23,554 rentable square feet ("Space A"), consisting of a portion of the fifth floor of Four Copley Place, and

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      approximately 25,955 rentable square feet ("Space B"), consisting of a portion of the seventh floor of Four Copley Place. Excepted and excluded from the Premises are the roof or ceiling, the floor and all perimeter walls of the Premises, except the inner surfaces thereof, but the entry doors to the Premises are not excluded from the Premises and are a part thereof for all purposes; and Tenant agrees that Landlord shall have the right to place in the Premises (but in such manner as to reduce to a minimum interference with Tenant's use of the Premises) utility lines, pipes and the like, to serve premises other than the Premises, and to replace and maintain and repair such utility lines, pipes and the like, in, over and upon the Premises.

      3. From and after the Effective Date, Exhibit A to the Lease is amended by adding thereto a floor plan of the seventh floor of Four Copley Place showing the portion of the Premises added thereto as of the Effective Date.

      4. With respect to periods from and after the Effective Date, Paragraph 1 of the Lease is hereby amended by deleting the section thereof captioned "Base Rent", and substituting the following words and figures therefor:

      "Base Rent: From the Effective Date, (i) with respect to Space A, through
                                  December 31, 2000, at the rate of Eight
                                  Hundred Twenty-Four Thousand Three Hundred
                                  Ninety and no/100 Dollars ($824,390.00) per annum, in equal monthly installments of Sixty-Eight Thousand Six Hundred Ninety-Nine and 17/100 Dollars ($68,699.17) (computed on the basis of $35.00 per rentable square foot per annum at 23,554 rentable square feet of space); and from January 1, 2001 through February 28, 2002, at the rate of Nine Hundred Forty-Two Thousand One Hundred Sixty and no/100 Dollars ($942,160.00) per annum, in equal monthly installments of Seventy-Eight Thousand Five Hundred Thirteen and 3 3/100 Dollars ($78,513.33) (computed on the basis of $40.00 per rentable square foot per annum at 23,554 rentable square feet of space); plus with respect to Space B, through February 28, 2002, at the rate of One Million Five Hundred Fifty-Seven Thousand Three Hundred and no/100 Dollars ($1,557,300.00), in equal monthly installments of One Hundred Twenty-Nine Thousand Seven Hundred Seventy Five and no/100 Dollars ($129,775.00) (computed on the basis of $60.00 per rentable square foot per

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                                  annum at 25,955 rentable square feet of
                                  space); and, as to the entire Premises, from March 1,2002 through the Termination Date, at the rate of Two Million Nine Hundred Seventy Thousand Five Hundred Forty and no/100 Dollars ($2,970,540.00) per annum, in equal monthly installments of Two Hundred Forty-Seven Thousand Five Hundred Forty-Five and no/100 Dollars ($247,545.00) (computed on the basis of $60.00 per rentable square foot per annum at 49,509 rentable square feet of space)(See Paragraph 4)"

      5. Paragraph 1 of the Lease is hereby amended by deleting the section thereof captioned "Tenant's Proportionate Share", and substituting the following words and figures therefor:

      "Tenant's Proportionate     With respect to the portion of the Term
      Share:                      through October 31, 2000, 2.93416% (computed
                                  on the basis of 95% occupancy), and from November 1, 2000 through the Termination Date,
                                  6.16742% (computed on the basis of 95%
                                  occupancy)."

      6. Paragraph 1 of the Lease is hereby amended by deleting the section thereof captioned "Security Deposit", and substituting the following therefor:

      Security Deposit: $2,000,000.00. At Tenant's option, the requirement to provide a security deposit in the amount specified may be satisfied by Tenant's depositing with Landlord a letter of credit in the amount of the Security Deposit issued by such banking institution of sufficient financial standing (as Landlord shall reasonably determine) having an office in Boston, Massachusetts against which such letter of credit may be drawn. The letter of credit shall be unconditional, irrevocable and in favor of Landlord, its successors or assigns, and shall provide that it may be drawn upon "at sight" upon presentation by Landlord to the issuer of only a statement certified by Landlord to the effect that Tenant is in default under its Lease with Landlord or that Landlord is otherwise entitled to draw thereunder pursuant to the terms and conditions of this Lease. The letter of credit shall provide that it shall remain in force for a period beginning on the Commencement Date and ending January 31, 2006, or for a lesser period

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                                  provided any letter of credit expiring prior
                                  to January 31, 2006, shall be replaced not later than thirty (30) days prior to its expiration by a letter of credit on all of the terms otherwise required hereunder and the failure timely to replace such letter of credit shall be a default with respect to which Landlord shall have the right to draw the full amount of the letter of credit and retain the same as a cash security deposit under Paragraph 27 of this Lease.

      7. Paragraph 40 of the Lease is hereby amended by deleting the same in its entirety and inserting the following in lieu thereof

      40.   PARKING.

            Tenant shall have the right during the Term to use up to twelve (12) non-reserved parking spaces, six (6) of which shall be located in the garage located within and serving the Property, and all or a portion of the remainder of which may, at Landlord's option, be located in such garage or in the Dartmouth Street Garage in the property adjacent to the Building and located on Dartmouth Street, subject to payment by Tenant for such use at the prevailing rate therefor charged by the respective operators of such garages from time to time. In the event of non-payment of parking charges due hereunder by the Tenant, Landlord shall have the right to terminate Tenant's rights with respect to parking without any obligation to reinstate such right to parking in the event Tenant attempts to resume payment for parking.

      8. Any term contained in this Second Amendment to Lease having an initial capital letter and not otherwise herein defined shall have the meaning assigned to it in the Lease.

      9. The Lease, as hereby amended, is ratified and confirmed and remains in full force and effect.

      IN WITNESS WHEREOF, Landlord and Tenant have caused this document to be executed as of the date first above written.


                                    LANDLORD:

                                    COPLEY PLACE ASSOCIATES, LLC,
                                    a Delaware limited liability company

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                                    By:  Overseas Management, Inc.,
                                         a Delaware corporation,
                                         Managing Agent


                                         By: /s/ Paul C. Grant
                                             Paul C. Grant
                                             Its Vice President and
                                             General Manager

                                    TENANT:

                                    DIGITAS LLC


                                    By: /s/ Gregory Zais
                                        Its Vice President Real Estate
                                        Hereunto duly authorized